UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2025
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SERITAGE GROWTH PROPERTIES
(Exact name of Registrant as Specified in Its Charter)
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Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Fifth Avenue, Suite 1530
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-7800

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common shares of beneficial interest, par value $0.01 per share	SRG	New York Stock Exchange
7.00% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share	SRG-PA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Adam Metz as Chief Executive Officer and President on a Non-Interim Basis

The Board of Trustees (the “Board”) of Seritage Growth Properties (the “Company”) previously appointed Board Chairman Adam Metz as the Company’s Interim Chief Executive Officer and President (“CEO”), effective as of April 11, 2025, as reported in the Current Report on Form 8-K filed by the Company on March 28, 2025. On June 27, 2025, the Board approved the appointment of Mr. Metz as CEO on a non-interim basis, effective as of July 1, 2025. Mr. Metz will continue serving as Board Chairman and Mitchell Sabshon will continue serving as Lead Independent Trustee.

Mr. Metz, age 64, currently serves as a non-executive director of Hammerson plc, a United Kingdom-based real estate investment trust, since July 2019, and six business development companies advised by MS Capital Partners Adviser Inc., a wholly owned subsidiary of Morgan Stanley, including Morgan Stanley Direct Lending Fund, a publicly traded business development company, since 2019. Mr. Metz served as a Managing Director and head of International Real Estate at Carlyle Group from September 2013 to April 2018. Prior to Carlyle Group, Mr. Metz was Senior Advisor to TPG Capital's Real Estate Group. Previously, Mr. Metz served as Chief Executive Officer of General Growth Properties (“GGP”), where he led GGP through its restructuring and emergence from bankruptcy. Before joining GGP, Mr. Metz was co-founding partner of Polaris Capital LLC, which partnered with the Blackstone Group on the ownership of a portfolio of retail real estate assets throughout the United States. Mr. Metz has also held positions at Rodamco, Urban Shopping Centers, JMB Realty and The First National Bank of Chicago.

On June 30, 2025, Mr. Metz entered into a new employment agreement with the Company (the “Employment Agreement”) for a one-year term. If the parties do not mutually agree in writing by April 1, 2026, to extend the term of the agreement, the agreement will expire on June 30, 2026. The Employment Agreement provides Mr. Metz with (i) an annual base salary of $1,100,000 and (ii) an annual target bonus of $1,225,000 for the 12-month period beginning on July 1, 2025, and ending on June 30, 2026. The actual amount of any annual bonus, which has a payout range of 50% to 150% of the target bonus amount, will be determined by the Compensation Committee of the Board (the “Compensation Committee”) in consideration of the level of performance achieved against the performance goals to be established by the Compensation Committee. No bonus will be earned and paid if the performance goals are not met. Payment of the annual bonus is also subject to Mr. Metz’s continued service as an employee through the end of the performance period. In the event of a change in control of the Company, the Compensation Committee may, in its discretion, measure performance and determine the amount of the annual bonus to be payable at the time of the change in control. In addition, the Employment Agreement provides that Mr. Metz will be entitled to participate in all employee benefit plans and programs offered by the Company to its senior executives, subject to the eligibility requirements and terms of such plans and programs.

During the term, the Company may only terminate the Employment Agreement and Mr. Metz’s employment for Cause (as defined in the Employment Agreement) or in the event of Mr. Metz’s death or Disability (as defined in the Employment Agreement). Mr. Metz may terminate the Employment Agreement upon 30 days’ prior notice to the Company. Mr. Metz  is not entitled to any severance under the Employment Agreement upon his termination of employment with the Company for any reason.

The Employment Agreement also subjects Mr. Metz to confidentiality, cooperation, and non-disparagement covenants. The Employment Agreement supersedes and replaces the Interim CEO Letter Agreement, dated April 10, 2025, between the Company and Mr. Metz.

There is no arrangement or understanding between Mr. Metz and any other person pursuant to which he was appointed as an officer of the Company, there are no family relationships between Mr. Metz and any director or other executive officer of the Company, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Metz and the Company and its subsidiaries.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the full text of the Employment Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

9.01 Financial Statements and Exhibits.

(d) Exhibits

                    Exhibit Number                     Description
                    10.1                                       Employment Agreement by and among Adam Metz, Seritage Growth Properties, L.P., and Seritage Growth Properties, dated June 30, 2025
                    104                                         Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
Matthew Fernand
Chief Legal Officer and Corporate Secretary

Date: July 1, 2025